Exhibit 10.59
SECOND SUPPLEMENTAL INDENTURE
               SECOND SUPPLEMENTAL INDENTURE, dated as of November 19, 2007 (this “Second Supplemental Indenture”), between TAL Advantage I LLC, a limited liability company organized under the laws of Delaware (the “Issuer”) and U.S. Bank National Association, a national banking association organized under the laws of the United States, as indenture trustee (the “Indenture Trustee”).
               WHEREAS, the Issuer and the Indenture Trustee are parties to an amended and restated indenture, dated as of April 12, 2006, as amended, modified or supplemented from time to time in accordance with its terms (the “Indenture”), providing, among other things, for the authentication, delivery and administration of the Notes described therein;
               WHEREAS, pursuant to Article X of the Indenture and subject to certain conditions stated therein, the Issuer and the Indenture Trustee may enter into a supplemental indenture in order to amend the Indenture; and
               WHEREAS, the Issuer desires to amend the Indenture in accordance with the terms and conditions set forth below;
               NOW THEREFORE, in consideration of the foregoing premises, the parties mutually agree as follows:
ARTICLE I
Definitions
          SECTION 1.1. Defined Terms. Terms for which meanings are provided in the Indenture are, unless otherwise defined herein or the context otherwise requires, used in this Second Supplemental Indenture with such meanings.
ARTICLE II
Amendments to the Indenture
          SECTION 2.1. Subject to the satisfaction of the conditions specified in Article III below and effective as of the Second Supplemental Indenture Effective Date (as defined herein), the Indenture shall be amended as follows:
     (a) Amendments to Appendix A to the Indenture (Master Index of Defined Terms).
          (i) Definition of Additional Premium. The following defined term is hereby inserted in Appendix A to the Indenture:
“Additional Premium: That Additional Premium payable to the Series Enhancer of the Series 2005-1 Notes for guaranteeing the Series 2005-1 Notes, as such amount is set forth in the applicable Enhancement Agreement.”

          (ii) Definition of Additional Premium Overdue Amount. The following defined term is hereby inserted in Appendix A to the Indenture:
“Additional Premium Overdue Amount: Such overdue amount payable to the Series Enhancer of the Series 2005-1 Notes in connection with the Additional Premium owing to the Series Enhancer of the Series 2005-1 Notes in connection with the Series 2005-1 Notes, as such amount is set forth in the applicable Enhancement Agreement.”
          (iii) Definition of Amended and Restated Interest Rate Hedge Agreement. The following defined term is hereby inserted in Appendix A to the Indenture:
“Amended and Restated Interest Rate Hedge Agreement: The Amended and Restated Interest Rate Hedge Agreement, dated November 19, 2007, between Fortis Bank SA/NV, New York Branch and TAL Advantage I LLC.”
          (iv) Definition of Concentration Limits. Paragraph “(a)” of the definition of “Concentration Limits” is hereby deleted in its entirety and replaced with the following:
“(a) Maximum Concentration of Dry Freight Special Containers. The sum of the Net Book Values of all Eligible Containers that are Specialized Containers (other than refrigerated Containers) shall not exceed twenty-five percent (25%) of the Aggregate Net Book Value; provided, however, open top containers shall not exceed fifteen percent (15%) of the Aggregate Net Book Value; flat rack containers shall not exceed fifteen percent (15%) of the Aggregate Net Book Value and tank containers shall not exceed five percent (5%) of the Aggregate Net Book Value;”
          (v) Definition of Intercreditor Agreement. The definition of “Intercreditor Agreement” is hereby deleted in its entirety and replaced with the following:
“Intercreditor Agreement: That certain Intercreditor Agreement, dated as of April 12, 2006, as amended, modified or supplemented from time to time in accordance with its terms, among TAL International Container Corporation, TAL Advantage I LLC, U.S. Bank National Association, Fortis Capital Corp. and various other parties from time to time party thereto.”
          (vi) Definition of Interest Rate Hedge Agreement. The definition of “Interest Rate Hedge Agreement” is hereby deleted in its entirety and replaced with the following:
“Interest Rate Hedge Agreement: An ISDA interest rate swap or cap agreement, collar or other hedging instrument between the Issuer and the Interest Rate Hedge Counterparty named therein, each either (x) in form and substance reasonably acceptable to the Requisite Global Majority or (y) containing provisions substantially the same as and not inconsistent with those contained in Part 1(a) – 1(l)(i) and Part 5 of the schedule to the Amended and Restated Interest Rate Hedge Agreement in effect on November 19, 2007, including any schedules, credit support documents and confirmations prepared and delivered in connection therewith, that complies with the guidelines set forth in Section 628 of the

Indenture and pursuant to which (i) the Issuer will receive payments from, or make payments to, the Interest Rate Hedge Counterparty based on LIBOR and (ii) recourse by the Interest Rate Hedge Counterparty to the Issuer is limited to distributions of Available Distribution Amount in accordance with the priority of payments set forth in Section 302 and Section 806 of the Indenture, as applicable.”
          (vii) Definition of ISDA Novation Agreement. The definition of “ISDA Novation Agreement” is hereby deleted in its entirety.
          (viii) Definition of Management Fee. The definition of “Management Fee” is hereby deleted in its entirety and replaced with the following:
“Management Fee: For any Payment Date, an amount equal to the sum of (i) the product of (x) ten percent (10%) and (y) the Net Operating Income for the preceding Collection Period (other than Container Revenues on Finance Leases), (ii) the product of (x) five percent (5%) and (y) Container Revenues on Finance Leases for the preceding Collection Period and (iii) the sum of all Disposition Fees for the preceding Collection Period.”
          (ix) Definition of Supplemental Payment. The following defined term is hereby inserted in Appendix A to the Indenture:
“Supplemental Payment: That Supplemental Payment payable to the Series Enhancer of the Series 2005-1 Notes in connection with the Series 2005-1 Notes, as such amount is set forth in the applicable Enhancement Agreement.”
          (x) Definition of Supplemental Payment Overdue Amount. The following defined term is hereby inserted in Appendix A to the Indenture:
“Supplemental Payment Overdue Amount: Such overdue amount payable to the Series Enhancer of the Series 2005-1 Notes in connection with a Supplemental Payment owing to the Series Enhancer of the Series 2005-1 Notes in connection with the Series 2005-1 Notes, as such amount is set forth in the applicable Enhancement Agreement.”
     (b) Amendment to Section 302(c)(I) of the Indenture; Trust Account. Section 302(c)(I) of the Indenture is hereby amended as follows:
          (i) Insert a new clause “(14)” to read as follows: “(14) To the Series Enhancer of the Series 2005-1 Notes, the Additional Premium and Additional Premium Overdue Amount, if any, then due and payable to the Series Enhancer of the Series 2005-1 Notes pursuant to the applicable Enhancement Agreement.” Existing clause “302(c)(I)(14)”, and all references thereto, shall be renumbered as clause “302(c)(I)(15)”.
          (ii) Insert a new clause “(16)” to read as follows: “(16) To the Series Enhancer of the Series 2005-1 Notes, the Supplemental Payment and Supplemental Payment Overdue Amount, if any, then due and payable to the Series Enhancer of the Series 2005-1 Notes pursuant to the applicable Enhancement Agreement.” Existing clause “302(c)(I)(15)”, and all references thereto, shall be renumbered as clause “302(c)(I)(17)”.

     (c) Amendment to Section 302(c)(II) of the Indenture; Trust Account. Section 302(c)(II) of the Indenture is hereby amended as follows:
          (i) Insert a new clause “(14)” to read as follows: “(14) To the Series Enhancer of the Series 2005-1 Notes, the Additional Premium and Additional Premium Overdue Amount, if any, then due and payable to the Series Enhancer of the Series 2005-1 Notes pursuant to the applicable Enhancement Agreement.” Existing clause “302(c)(II)(14)”, and all references thereto, shall be renumbered as clause “302(c)(II)(15)”.
          (ii) Insert a new clause “(16)” to read as follows: “(16) To the Series Enhancer of the Series 2005-1 Notes, the Supplemental Payment and Supplemental Payment Overdue Amount, if any, then due and payable to the Series Enhancer of the Series 2005-1 Notes pursuant to the applicable Enhancement Agreement.” Existing clause “302(c)(II)(15)”, and all references thereto, shall be renumbered as clause “302(c)(II)(17)”.
     (d) Amendment to Section 628 of the Indenture; Hedging Requirement. Section 628 of the Indenture is hereby amended by deleting the first paragraph of such section in its entirety and replacing it with the following:
     “Hedging Requirement. On the Restatement Effective Date and thereafter within thirty (30) days after the end of each calendar quarter, the Issuer will enter into, and maintain for so long as any Notes or other obligations under the Transaction Documents remain unpaid, one or more Interest Rate Hedge Agreements with an aggregate notional balance equal to or exceeding the sum of (i) ninety percent (90%) of the aggregate Net Book Values of those Eligible Containers that are, as of the end of such calendar quarter (or, prior to thirty (30) days after the end of the first calendar quarter following the Restatement Effective Date, as of the Restatement Effective Date), subject to an unexpired Lease that requires the lessee to maintain specific containers on-hire for the duration of such Lease and (ii) without duplication of the Leases referred to in clause (i), one hundred percent (100%) of the aggregate Net Book Values of those Eligible Containers that are, as of the end of such calendar quarter (or, prior to thirty (30) days after the end of the first calendar quarter following the Restatement Effective Date, as of the Restatement Effective Date), subject to a Finance Lease, all of which Interest Rate Hedge Agreements shall have a projected amortization schedule in accordance with Exhibit F hereto.”
     (e) Amendment to Section 806 of the Indenture; Allocation of Money Collected. Section 806 of the Indenture is hereby amended as follows:
          (i) Insert a new clause “(12)” to read as follows: “(12) To the Series Enhancer of the Series 2005-1 Notes, the Additional Premium and Additional Premium Overdue Amount, if any, then due and payable to the Series Enhancer of the Series 2005-1 Notes pursuant to the applicable Enhancement Agreement.” Existing clauses “806(12)” and “806(13)”, and all references thereto, shall be renumbered as clauses “806(13)” and “806(14)”, respectively.
          (ii) Insert a new clause “(15)” to read as follows: “(15) To the Series Enhancer of the Series 2005-1 Notes, the Supplemental Payment and Supplemental Payment Overdue Amount, if any, then due and payable to the Series Enhancer of the Series 2005-1 Notes pursuant to the applicable Enhancement Agreement.” Existing clause “806(14)”, and all references thereto, shall be renumbered as clause “806(16)”.
ARTICLE III
Conditions Precedent
          SECTION 3.1. This Second Supplemental Indenture shall become effective as of the date upon which the following conditions precedent shall be satisfied (the “Second Supplemental Indenture Effective Date”):
     (a) execution and delivery of this Second Supplemental Indenture by the parties hereto, with the executed consent of Financial Guaranty Insurance Company as the Control Party;
     (b) delivery to the Indenture Trustee of an Opinion of Counsel pursuant to Section 1003 of the Indenture, stating that all conditions precedent for the execution of this Second Supplemental Indenture have been satisfied;
     (c) written notification from each Rating Agency that the execution of this Second Supplemental Indenture (as it relates to the amendments set forth in Section 2.1(a)(iv) herein) will not result in the reduction or withdrawal of its then-current rating of any Series of Notes then Outstanding including any underlying rating in respect of such Series of Notes issued to a Series Enhancer without giving effect to the related Series Enhancement;
     (d) execution by the Issuer of an Officer’s Certificate to the effect that this Second Supplemental Indenture is being entered into without the consent of Noteholders in order to make provisions with respect to matters or questions arising under the Indenture substantially in the form of the Officer’s Certificate attached as Exhibit A hereto; and
     (e) satisfaction of the conditions to effectiveness set forth in the Letter Agreement, dated as of the date hereof, by and among the Issuer, ING BANK NV and Financial Guaranty Insurance Company, as Series Enhancer.
ARTICLE IV
Miscellaneous
          SECTION 4.1. Limitation of Right. Except as expressly set forth in this Second Supplemental Indenture, this Second Supplemental Indenture shall be binding upon the Issuer, the Noteholders and their respective successors and permitted assigns and shall not inure to the benefit of any Person other than the parties hereto, the Noteholders and the Manager as provided herein. Notwithstanding the previous sentence, the parties hereto, the Seller and the Manager acknowledge that each Hedge Counterparty and any Series Enhancer for a Series of Notes is an express third party beneficiary hereof entitled to enforce its rights hereunder as if actually a party hereto.
          SECTION 4.2. Successors and Assigns. All provisions of this Second Supplemental Indenture shall bind the parties hereto and their permitted successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

          SECTION 4.3. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          SECTION 4.4. Severability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
          SECTION 4.5. Ratification of Indenture; Second Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Noteholder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
          SECTION 4.6. Counterparts. The parties hereto may sign one or more copies of this Second Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
          SECTION 4.7. Headings. The headings of the Articles and the Sections in this Second Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

TAL ADVANTAGE I LLC, as Issuer

By:	TAL International Container Corporation, its manager

By:

Name:
Title:
TAL Advantage I LLC Second Supplemental Indenture

S-1

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

TAL Advantage I LLC Second Supplemental Indenture

S-2

Consented to as of the date first above written:
FINANCIAL GUARANTY INSURANCE COMPANY,
     as Series Enhancer (Series 2005-1 and Series 2006-1) and Control Party

By:
Name:
Title:
TAL Advantage I LLC Second Supplemental Indenture

S-3